POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that the undersigned does hereby nominate, constitute and appoint Gary H. Pilnick or, failing him, Todd W. Haigh, his true and lawful attorney and agent, to do any and all acts and things and execute and file any and all instruments, with full power of substitution, which said attorney and agent may deem necessary or advisable to enable the undersigned
(in his individual capacity or in a fiduciary or any other capacity) to comply with the Securities Exchange Act of 1934,as amended (the "Act"), and any requirements of the Securities and Exchange Commission in respect thereof, in connection with the preparation, execution and filing of any report or statement of beneficial ownership or changes in beneficial ownership of securities of Kellogg Company (the "Company") that the undersigned
(in his individual capacity or in a fiduciary or any other capacity) may be required to file pursuant to Section 16(a) of the Act, including specifically, but without limitation, full power and authority to sign the undersigned's name, in his individual capacity or in a fiduciary or any other capacity, to any report or statement on Forms 3, 4 or 5 or to any amendment thereto, or any form or forms adopted by the Securities and Exchange Commission in lieu thereof or in addition thereto, hereby ratifying and confirming all that said attorney and agent shall do or cause to be done by virtue thereof.

This authorization shall supersede all prior authorizations to act for the undersigned with respect to securities of the Company in these matters, which prior authorizations are hereby revoked, and shall survive and remain in effect for so long as the undersigned (in his individual capacity or in a fiduciary or any other capacity) has any obligation under
Section 16 of the Act with respect to securities of the Company.

IN WITNESS WHEREOF, I have here unto set my hand this ___5th_day of March, 2007.


                                                       /s/ Sterling K. Speirn